Exhibit 10.21

THE HOME DEPOT, INC.
NONEMPLOYEE DIRECTOR
DEFERRED SHARE AWARD
(______, 20__ award; __________shares)

This Deferred Share Award (the “Award”) is made as of the ____ day of ________, 20__ by THE HOME DEPOT, INC., a Delaware corporation (the “Company”) to ______________ (“Director”).

W I T N E S S E T H:

WHEREAS, the Company has adopted The Home Depot, Inc. Amended and Restated 2005 Omnibus Stock Incentive Plan (the “Plan”), which is administered by the Leadership Development and Compensation Committee of the Company’s Board of Directors (the “Committee”); and

WHEREAS, Director is a member of the Board of Directors (the “Board”) eligible to receive grants of Awards under the Plan; and

WHEREAS, the Board has approved the grant of this Award to Director under the terms of the Plan as Director’s annual stock retainer for service on the Board and to promote Director’s long-term interests in the success of the Company; and

WHEREAS, to comply with the terms of the Plan, the Company herein sets forth the terms of such award in writing, as follows;

1.    Stock Award. The Company hereby grants to Director the right to receive ____________ shares of the $.05 par value common stock of the Company (“Shares”), on a deferred basis, subject to the conditions set forth herein (the “Deferred Shares”).

2.    Settlement of Deferred Shares; Delivery of Shares. The Deferred Shares shall be settled by issuing and transferring to Director the number of Shares shown in Section 1 (including any additional Shares to which Director becomes entitled as a result of the adjustments described in Section 3) as soon as practicable following the Separation Date (but in no case later than the 90th day following the Separation Date). For purposes of this Award, the “Separation Date” shall occur upon the earlier of (i) the date on which Director ceases to be a member of the Board by reason of his or her death, retirement or disability; or (ii) the first anniversary of the date on which Director ceases to be a member of the Board for any reason other than death, retirement or disability; or (iii) the date on which the Director ceases to be a member of the Board for any reason within six (6) months following the date of Change in Control of the Company (as defined in Section 7). For purposes of this Award, (i) Director shall be considered to have retired if he or she ceases to be a member of the Board during or after the calendar year in which he or she attains age seventy-two (72); (ii) disability shall have the meaning set forth in Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder; and (iii) Director shall be considered to have ceased to be a member of the Board on the date he or she incurs a “separation from service” as defined under Code Section 409A(a)(2)(A)(i) and the regulations thereunder.

3.    Adjustments for Dividends. Upon the payment of any cash dividend on Shares before the settlement of the Deferred Shares, the number of Deferred Shares shall be increased by the number obtained by dividing (x) the aggregate amount of the dividend that would be payable if each Deferred Share were issued and outstanding and entitled to dividends on the dividend payment date, by (y) the per Share Fair Market Value on the dividend payment date. The number of Deferred Shares shall also be entitled to such adjustments as are determined by the Committee under Section 12 of the Plan.

4.    Stockholder Rights. Director shall have none of the rights of a stockholder with respect to the Deferred Shares prior to their settlement. Upon the settlement of the Deferred Shares, Director shall have all of the rights of a stockholder with respect to the Shares he or she receives therefor, including the right to vote the Shares and to receive all dividends or other distributions paid or made available with respect to such Shares.

5.    Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Award, and, unless otherwise determined by the Committee, any fractions shall be rounded down to the nearest whole Share.

6.    Plan Provisions. In addition to the terms and conditions set forth herein, the Award is subject to and governed by the terms and conditions set forth in the Plan, which is hereby incorporated by reference. Unless the context otherwise requires, capitalized terms used in this Award shall have the meanings set forth in the Plan. In the event of any conflict between the provisions of the Award and the Plan, the Plan shall control.

7.    Change in Control. A Change in Control means and includes the occurrence of any one of the following events:

(a)    any “person” (as that term is used in Sections 13(d) and 14(d) (2) of the Securities Exchange Act of 1934 (“1934 Act”), is or becomes the “beneficial owner” (as defined in the 1934 Act), directly or indirectly, of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) an acquisition directly from the Company, (B) an acquisition by the Company, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (D) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (c) below);

(b)    during any period of twelve (12) consecutive months, individuals who at the beginning of such period constituted the Board (the “Incumbent Directors”) cease, for any reason, to constitute at least a majority of the Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the Company’s proxy statement in which such individual was named as a nominee for election as a director, without objection to such nomination) shall be an Incumbent Director;

(c)    the consummation of (A) any reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (other than an internal reorganization), or (B) the sale or other disposition in one or a series of related transactions of 50% or more of the assets or earning power of the Company (in either such case a “Transaction”), unless immediately following such Transaction: (x) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Shares immediately prior to such Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power for the election of directors of the entity resulting from, or owning the assets so purchased in, such Transaction (the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Transaction, of the outstanding Shares, and (y) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Transaction (any Transaction that satisfies all of the criteria specified in (x) and (y) above shall be deemed to be a “Non-Qualifying Transaction”); or,

(d)    the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

8.    Miscellaneous.

(a)    Limitation of Rights. The granting of this Award shall not give Director any rights to similar grants in future years or any right to be retained in the employ or service of the Company or to interfere in any way with the right of the Company to terminate Director's services at any time or the right of Director to terminate his or her services at any time.

(b)    Rights Unsecured. The rights of Director hereunder shall be that of an unsecured general creditor of the Company, and Director shall not have any security interest in any assets of the Company. Director shall have only the Company’s unfunded, unsecured promise to issue Shares in the future pursuant to this Award.

(c)    Nontransferability/Nonalienability. No rights of Director hereunder shall be subject to alienation, transfer, sale, assignment, pledge, attachment, garnishment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any Deferred Shares prior to the settlement thereof shall be void.

(d)    Code Section 409A Compliance. This Award is intended to comply with the requirements of Code Section 409A and shall be construed accordingly. The Company in its discretion may take any action it deems necessary to comply with the requirements of Code Section 409A, including amending this Award or delaying settlement of the Deferred Shares, without Director’s consent.

(d)    Limitation of Actions. Any lawsuit with respect to any matter arising out of or relating to this Award must be filed no later than one (1) year after the date that the Company denies the claim made by Director or any earlier date that the claim otherwise accrues.

(e)    Offset. Company may deduct from amounts otherwise payable under this Award all amounts owed by Director to Company and its affiliates to the maximum extent permitted by applicable law.

(f)    Controlling Law. This Award shall be governed by, and construed in accordance with, the laws of the State of Georgia (without giving effect to the choice of law principles), and any action arising out of or related thereto shall be brought in either the United States District Court for the Northern District of Georgia, Atlanta Division, or the Superior Court of Cobb County, Georgia.

(g)    Severability. If any term, provision, covenant or restriction contained in the Award is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Award shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

(h)    Construction. The Award contains the entire understanding between the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

(i)    Headings. Section and other headings contained in the Award are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Award or any provision hereof.

***************************************

4